EXHIBIT 12.1

BRAZILIAN GAAP

Computation of Ratio of Earnings to Fixed Charges

	For the year ended December 31, 2003
	TCP	TCO		TLE	TSD		Celular CRT		Pro forma New TCP
Ratio of earnings to fixed charges	—	20.54	x	—	4.96	x	14.30	x	1.55	x
	(in thousands of reais)
Income (loss) before income taxes and minority interest	(104,540)	652,957		(43,416)	217,847		258,446		328,337
Addback:
Fixed charges	652,059	33,867		11,653	52,234		19,875		661,320
Amortization of capitalized interest	34,526	8,935		7,049	29,279		5,839		76,693

Total	686,585	42,802		18,702	81,513		25,714		738,013

Subtract:
Interest capitalized	1,655	0		1,121	40,443		0		43,219
Preference security dividend requirements of consolidated subsidiaries	74,501	0		0	0		0		0
Total earnings (losses)	505,889	695,759		(25,835)	258,917		284,160		1,023,131

Fixed charges:
Interest costs – expensed	556,787	32,668		10,260	11,524		19,875		598,446
Interest costs – capitalized	1,655	0		1,121	40,443		0		43,219
Amortized premiums, discounts and capitalized expenses related to indebtedness	15,354	384		272	267		0		15,893
Estimate of the interest within rental expense	3,762	815		0	0		0		3,762
Preference security dividend requirements of consolidated subsidiaries	74,501	0		0	0		0		0

Total fixed charges	652,059	33,867		11,653	52,234		19,875		661,320

Deficit of earnings to fixed charges	146,170	—		37,488	—		—		—

BRAZILIAN GAAP

Computation of Ratio of Earnings to Fixed Charges

	For the year ended December 31, 2004
	TCP		TCO		TLE	TSD		Celular CRT		Pro forma New TCP
Ratio of earnings to fixed charges	1.38	x	38.43	x	—	15.76	x	21.20	x	2.51	x
	(in thousands of reais)
Income (loss) before income taxes and minority interest	168,439		734,437		(27,622)	140,981		238,657		448,650
Addback:
Fixed charges	360,451		19,831		7,584	11,404		12,066		336,652
Amortization of capitalized interest	29,904		7,920		3,712	27,355		5,018		65,989

Total	390,355		27,751		11,296	38,759		17,084		402,641

Subtract:
Interest capitalized	6,761		0		1,061	0		0		7,822
Preference security dividend requirements of consolidated subsidiaries	54,853		0		0	0		0		0
Total earnings (losses)	497,180		762,188		(17,387)	179,740		255,741		843,469

Fixed charges:
Interest costs – expensed	292,992		19,200		5,884	10,541		10,997		320,414
Interest costs – capitalized	6,761		0		1,061	0		0		7,822
Amortized premiums, discounts and capitalized expenses related to indebtedness	4,987		384		639	863		1,069		7,558
Estimate of the interest within rental expense	858		257		0	0		0		858
Preference security dividend requirements of consolidated subsidiaries	54,853		0		0	0		0		0

Total fixed charges	360,451		19,831		7,584	11,404		12,066		336,652

Deficit of earnings to fixed charges	—		—		24,971	—		—		—

BRAZILIAN GAAP

Computation of Ratio of Earnings to Fixed Charges

	For the nine months ended September 30, 2005
	TCP	TCO		TLE	TSD		Celular CRT		Pro forma New TCP
Ratio of earnings to fixed charges	—	45.50	x	—	58.50	x	26.76	x	1.29	x
	(in thousands of reais)
Income (loss) before income taxes and minority interest	(192,768)	436,822		(48,448)	126,413		163,857		49,054
Addback:
Fixed charges	337,668	9,968		6,716	2,735		6,485		353,604
Amortization of capitalized interest	22,210	6,799		4,232	30,862		3,189		60,493

Total	359,878	16,767		10,948	33,597		9,674		414,097

Subtract:
Interest capitalized	6,637	0		349	0		0		6,986
Total earnings (losses)	160,473	453,589		(37,849)	160,010		173,531		456,165

Fixed charges:
Interest costs – expensed	329,254	9,677		6,323	2,735		6,407		344,179
Interest costs – capitalized	6,637	0		349	0		0		6,986
Amortized premiums, discounts and capitalized expenses related to indebtedness	1,774	288		44	0		78		1,896
Estimate of the interest within rental expense	3	3		0	0		0		3
Total fixed charges	337,668	9,968		6,716	2,735		6,485		353,604

Deficit of earnings to fixed charges	177,195	—		44,565	—		—		—

US GAAP

Computation of Ratio of Earnings to Fixed Charges

	For the year ended December 31, 2003
	TCP		TCO		TLE		TSD		Celular CRT		Pro forma New TCP
Ratio of earnings to fixed charges	1.84	x	21.66	x	2.39	x	4.45	x	21.39	x	2.75	x
	(in thousands of reais)
Income (loss) before income taxes and minority interest	599,326		693,990		10,929		161,046		400,706		1,101,774
Addback:
Fixed charges	652,059		33,867		11,653		52,234		19,875		661,320
Amortization of capitalized interest	38,500		8,754		6,885		33,117		6,475		84,977

Total	690,559		42,621		18,538		85,351		26,350		746,297

Subtract:
Interest capitalized	13,349		3,129		1,615		13,887		1,839		30,690
Preference security dividend requirements of consolidated subsidiaries	74,501		0		0		0		0		0
Total earnings (losses)	1,202,035		733,482		27,852		232,510		425,217		1,817,381

Fixed charges:
Interest costs – expensed	545,093		29,539		9,766		38,080		18,036		610,975
Interest costs – capitalized	13,349		3,129		1,615		13,887		1,839		30,690
Amortized premiums, discounts and capitalized expenses related to indebtedness	15,354		384		272		267		0		15,893
Estimate of the interest within rental expense	3,762		815		0		0		0		3,762
Preference security dividend requirements of consolidated subsidiaries	74,501		0		0		0		0		0

Total fixed charges	652,059		33,867		11,653		52,234		19,875		661,320

Deficit of earnings to fixed charges	—		—		—		—		—		—

U.S. GAAP

Computation of Ratio of Earnings to Fixed Charges

	For the year ended December 31, 2004
	TCP		TCO		TLE	TSD		Celular CRT		Pro forma New TCP
Ratio of earnings to fixed charges	1.31	x	35.14	x	—	4.71	x	19.35	x	—
	(in thousands of reais)
Income (loss) before income taxes and minority interest	172,430		676,269		(48,806)	21,027		218,987		(362,181)
Addback:
Fixed charges	360,451		19,831		7,584	11,404		12,066		336,652
Amortization of capitalized interest	33,646		8,155		3,692	30,355		5,927		73,620

Total	394,097		27,986		11,276	41,759		17,993		410,272

Subtract:
Interest capitalized	39,698		7,339		1,742	9,037		3,463		53,940
Preference security dividend requirements of consolidated subsidiaries	54,853		0		0	0		0		0
Total earnings (losses)	471,975		696,916		(39,272)	53,749		233,517		(5,850)

Fixed charges:
Interest costs – expensed	260,055		11,861		5,203	1,504		7,534		274,296
Interest costs – capitalized	39,698		7,339		1,742	9,037		3,463		53,940
Amortized premiums, discounts and capitalized expenses related to indebtedness	4,987		384		639	863		1,069		7,558
Estimate of the interest within rental expense	858		247		0	0		0		858
Preference security dividend requirements of consolidated subsidiaries	54,853		0		0	0		0		0

Total fixed charges	360,451		19,831		7,584	11,404		12,066		336,652

Earnings in deficit of fixed charges	—		—		46,856	—		—		342,502

U.S. GAAP

Computation of Ratio of Earnings to Fixed Charges

	For the nine months ended September 30, 2005
	TCP		TCO		TLE	TSD		Celular CRT		Pro forma New TCP
Ratio of earnings to fixed charges	1.09	x	45.97	x	—	49.03	x	26.29	x	—
	(in thousands of reais)
Income (loss) before income taxes and minority interest	35,525		448,793		(56,564)	98,569		165,515		(78,114)
Addback:
Fixed charges	337,668		9,968		6,716	2,735		6,485		353,604
Amortization of capitalized interest	23,300		5,136		5,063	35,516		4,215		68,094

Total	360,968		15,104		11,779	38,251		10,700		421,698

Subtract:
Interest capitalized	29,815		5,676		670	2,735		5,739		38,959
Total earnings (losses)	366,678		458,221		(45,455)	134,085		170,476		304,625

Fixed charges:
Interest costs – expensed	306,076		4,001		6,002	0		668		312,746
Interest costs – capitalized	29,815		5,676		670	2,735		5,739		38,959
Amortized premiums, discounts and capitalized expenses related to indebtedness	1,774		288		44	0		78		1,896
Estimate of the interest within rental expense	3		3		0	0		0		3
Total fixed charges	337,668		9,968		6,716	2,735		6,485		353,604

Earnings in deficit of fixed charges	—		—		52,171	—		—		48,979